Exhibit 10.1

Ben Holding S.á.r.l.
Société á responsabilité limitée
Registered office: 1-3, Boulevard de la Foire, L-1528 Luxembourg
Share capital: USD 278,087,107
R.G.S. Luxembourg: B 125.417

March 10, 2016

Bankrate, Inc.

477 Madison Avenue, Suite 430 New York, New York 10022

Ladies and Gentlemen,

The undersigned understands that the Board of Directors of Bankrate, Inc. (“Bankrate”) has authorized a $50 million share repurchase program (the “Repurchase Program”) that has yet to be implemented. As of the date of this letter agreement, the Apax Holders own an aggregate of 37,703,694 shares of Bankrate common stock (“Shares”), representing approximately 38.7% (such percentage, the “Apax Percentage”) of Bankrate's outstanding Shares as of January 29, 2016. Any capitalized terms used but not defined herein have the meaning given to such terms in that certain Fourth Amended and Restated Stockholders Agreement, dated as of June 2011, by and among Bankrate and the other signatories thereto, (the “Stockholders Agreement”).

The undersigned acknowledges that as a result of the Repurchase Program and subsequent reduction in the number of outstanding Shares, the Apax Percentage will increase. The undersigned hereby agrees that if, as a result of the Repurchase Program, the Apax Percentage exceeds 43% (the excess over 43%, the “Excess” and the number of Shares representing the Excess, the “Excess Shares”) of the outstanding Shares, in connection with any matter submitted to a binding vote of Bankrate's stockholders, other than a vote for the election an Apax Director (any such vote, an “Applicable Stockholder Vote”), the undersigned will vote all Excess Shares in the same proportion as all outstanding Shares (inclusive of all Shares owned by the Apax Holders, other than the Excess Shares) are voted on such matter.

Following completion of the Repurchase Program, if there are any Excess Shares, such shares (or portion thereof) will cease to constitute Excess Shares at the first time any such Excess Shares no longer exceed 43% of the outstanding shares (not taking into account any other shares that the Apax Holders may acquire after the date hereof or any other share repurchase by Bankrate).

In advance of any Applicable Stockholder Vote, the undersigned will cooperate in good faith with Bankrate to determine the number of Excess Shares and to agree on a process to effect the agreement as to voting such Excess Shares in accordance with this letter agreement.

Exhibit 10.1

Sections 7, 17 and 18 of the Stockholders Agreement shall apply to this letter agreement, mutatis mutandis.

BEN HOLDING, S.A.R. L.

By: /s/ Geoffrey Limpach

Name:     Geoffrey Limpach

Capacity: Class A Manager

By: /s/ Gerard Maitrejean

Name:     Gerard Maitrejean

Capacity:  Class B Manager

Acknowledged and agreed:

BANKRATE, INC.

By: /s/ James R. Gilmartin

Name: James R. Gilmartin

Title:  General Counsel